SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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FRANKLIN TEMPLETON TRUST

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FRANKLIN ONCHAIN U.S. GOVERNMENT MONEY FUND

A SERIES OF FRANKLIN TEMPLETON TRUST

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin OnChain U.S. Government Money Fund (the “Fund”), a series of Franklin Templeton

Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/mclsdhwtnr/9001_stmt.

The Information Statement describes a recent change involving the investment management of the Fund. Franklin Advisers, Inc. (“FAV”) currently serves as the investment manager to the Fund. The Board of Trustees (the “Board”) has authorized the Fund to operate in a “manager of managers” structure whereby FAV is permitted to appoint and replace both affiliated and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board. The use of the manager of managers structure is subject to certain conditions set forth in exemptive relief issued by the U.S. Securities and Exchange Commission (“SEC”) and no-action letter guidance issued by the SEC staff as applicable. Under the manager of managers structure, FAV, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. On April 21, 2026, the Board, on behalf of the Fund, approved the appointment of Western Asset Management Company, LLC (“WAM”) as a sub-advisor to the Fund and approved a sub-advisory agreement between FAV and WAM effective as of May 18, 2026, pursuant to which WAM supports FAV in providing investment advice to the Fund. FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“FRI”) and WAM is an indirect, wholly owned subsidiary of FRI.

A more detailed description of WAM and its investment operations, information about the sub-advisory agreement with WAM, and the reasons the Board approved the appointment of WAM as sub-advisor to the Fund, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being electronically delivered beginning on or about August 14, 2026, to shareholders of record of the Fund as of July 24, 2026. Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of the Notice of Internet Availability of Information Statement and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer. The Information Statement will be available online until at least 90 days after its mailing to shareholders. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

9001-SHLTR 08/26

FRANKLIN ONCHAIN U.S. GOVERNMENT MONEY FUND

A SERIES OF FRANKLIN TEMPLETON TRUST

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Franklin OnChain U.S. Government Money Fund (the “Fund”), a series of Franklin Templeton Trust (the “Trust”). At a meeting held on April 21, 2026 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund approved the appointment of Western Asset Management Company, LLC (“WAM”) as a sub-advisor to the Fund and approved a sub-advisory agreement between FAV and WAM effective as of May 18, 2026, pursuant to which WAM supports FAV in providing investment advice to the Fund. FAV has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. Pursuant to exemptive relief granted by the U.S. Securities and Exchange Commission (the “SEC”), FAV is permitted to appoint and replace both affiliated and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Structure”).

This Information Statement is being made available via the internet beginning on or about August 14, 2026 to all shareholders of record of the Fund as of July 24, 2026 (the “Record Date”). The Information Statement will be available online at https://franklintempletonprod.widen.net/s/mclsdhwtnr/9001_stmt until at least 90 days after its mailing to shareholders. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund. The Board, upon the recommendation of FAV, has approved a sub-advisory agreement between FAV and WAM (the “Sub-Advisory Agreement”). FAV is a wholly owned subsidiary of Franklin Resources, Inc. (“FRI”) and WAM is an indirect, wholly owned subsidiary of FRI. This Information Statement provides details regarding WAM, the Sub-Advisory Agreement and the reasons the Board appointed WAM as a sub-advisor to the Fund.

What is the Manager of Managers Structure?

The Board has authorized the Fund to operate in a Manager of Managers Structure pursuant to exemptive relief issued by the SEC. Under the Manager of Managers Structure, FAV has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement. FAV also, subject to the review and oversight of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review and oversight by the Board, FAV will allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors, and will monitor and evaluate each sub-advisor’s performance.

Pursuant to the exemptive order granted to FAV by the SEC (the “Order”), FAV is permitted to enter into a sub-advisory agreement on behalf of the Fund with a sub-adviser that is a direct or indirect wholly owned subsidiary of FRI without shareholder approval, subject to Board approval and compliance with certain conditions as set forth in the Order.

The use of the Manager of Managers Structure with respect to the Fund is subject to certain conditions that are set forth in SEC exemptive relief and no-action letter guidance issued by the SEC staff as applicable. One condition is that the Fund, by providing this Information Statement, must inform shareholders of the hiring of any new sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF WAM AS THE SUB-ADVISOR TO THE FUND

Why was WAM appointed as a New Sub-Advisor?

FAV proposed for Board consideration the appointment of WAM as a sub-advisor to the Fund in order to allow the Fund to leverage WAM’s institutional investment expertise in managing large-scale institutional liquidity portfolios to enhance yield and strengthen the Fund’s institutional liquidity capabilities. Upon FAV’s recommendation, the Board approved the appointment of WAM as the sub-advisor to the Fund to accelerate the Fund’s success and strengthen the Fund’s position in the institutional liquidity market.

Has the addition of WAM increased the Fund’s fees and expenses?

No. The addition of WAM as the sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund’s shareholders, because the fees paid by FAV to WAM are deducted from the fees paid by the Fund to FAV. The approval of WAM as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

INFORMATION ABOUT WAM

WAM is an SEC registered investment adviser and has offices located at 385 East Colorado Boulevard, Pasadena, California 91101 and One Madison Avenue, New York, New York 10010. WAM’s principal place of business is in California. Together, WAM and its affiliates manage, as of June 30, 2026, approximately $218.67 billion in assets and have been in the investment management business since 1971. WAM is an indirect, wholly owned subsidiary of FRI. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo,

California 94403- 1906. The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 19% and 21%, respectively, of its outstanding shares as of June 30, 2026. The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by two private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership. The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The names and principal occupations of the principal executive officers of WAM, as of the Record Date, are set forth below. The business address of each person is 385 East Colorado Boulevard, Pasadena, California 91101.

Name and Address	Position
James W. Hirschmann	Chairman
Thomas J. Gahan	President and Chief Executive Officer & Director
Michael C. Buchanan	Chief Investment Officer & Director
Kim E. Stout	Chief Compliance Officer
Derek Fan	Head of U.S. Institutional Client Service & Marketing
Connie Sue Fischer	Director of Global Portfolio Operations
Annie Thomen	Vice President
Courtney A. Hoffmann	Secretary and General Counsel
Jennifer M. Johnson	Director
Jeffery Masom	Director
Matthew Nicholls	Director

Exhibit A lists other U.S. registered investment companies that WAM manages or sub-advises with investment objectives and strategies similar to the Fund. Exhibit A also sets forth information about these U.S. registered investment companies, the investment management or sub-advisory fees received by WAM, the net assets of each investment company, and whether WAM has waived, reduced, or otherwise agreed to reduce its compensation under its applicable investment advisory or sub-advisory contract.

MATERIAL TERMS OF THE SUB-ADVISORY AGREEMENT

Below is a summary of the material terms of the Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the Sub-Advisory Agreement, a copy of which is attached as Exhibit B. The terms and conditions of the Sub-Advisory Agreement are substantially similar to the terms and conditions of sub-advisory agreements previously approved by the Board for other series of the Franklin Templeton fund complex subadvised by WAM.

Services. Subject to the overall policies, direction and review of the Board and to the instructions and supervision of FAV, WAM provides investment advisory, research, advice, management and supervision services and furnishes a continuous investment program for the assets of the Fund allocated to WAM (the “Allocated Assets”) and performs such other functions of investment management and supervision as may be directed by the Board. WAM exercises voting rights, right to consent to corporate action and any other rights pertaining to the Allocated Assets, subject to such direction as the Board may provide. WAM places all purchase and sale orders with respect to the Allocated Assets. WAM may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under the Sub-Advisory Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments WAM believes are appropriate or desirable in performing its duties under the Sub-Advisory Agreement.

Management Fees. FAV compensates WAM for providing investment advisory, research, advice, management, supervision and related services to the Fund. FAV pays WAM for its services from the investment management fees it receives from the Fund. Under the Sub-Advisory Agreement, FAV pays WAM a monthly fee in U.S. dollars equal to the “net investment advisory fee” payable by the Fund to FAV. The net investment advisory fee is defined in the Sub-Advisory Agreement to equal (i) 96% of an amount equal to the total investment management fees payable to FAV, minus any Fund fees and/or expenses paid, waived or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

Payment of Expenses. During the term of the Sub-Advisory Agreement, WAM will pay all expenses incurred by it in connection with the services provided by WAM under the Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. FAV and the Fund will be responsible for all of their respective expenses and liabilities.

Brokerage. In performing the services described above, WAM shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, WAM may, to the extent authorized by law and in accordance with the terms of the Fund’s investment management agreement, prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or WAM’s overall responsibilities with respect to accounts managed by WAM. WAM may use for the benefit of its other clients any such brokerage and research services that WAM obtains from brokers or dealers. To the extent authorized by applicable law, WAM shall not be deemed to have acted unlawfully or to have breached any duty created by the Sub-Advisory Agreement or otherwise solely by reason of such action.

Continuance. The Sub-Advisory Agreement will remain in effect for two years after its effective date of May 18, 2026, unless earlier terminated. As provided therein, the Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the majority of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the Sub-Advisory Agreement or the Fund (“Independent Trustees”), in accordance with the 1940 Act and any rules, interpretations or orders thereunder.

Termination. The Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board upon written notice to FAV and WAM or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or WAM upon at least sixty (60) days’ written notice to the other party. The Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof and in the event of any termination or assignment of the investment management agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

Standard of Care. Under the Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Sub-Advisory Agreement on the part of WAM, neither WAM nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

Notwithstanding the foregoing, to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by WAM pursuant to authority delegated to it by FAV, WAM shall indemnify FAV and each of its affiliates, officers, directors and employees (each, a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

What factors did the Board consider when approving the Sub-Advisory Agreement?

At a meeting held on April 21, 2026 (Meeting), the Board of theTrust, including a majority of the trustees who are not “interested persons” as defined in the Investment Company Act of 1940 (Independent Trustees), reviewed and approved a new investment sub-advisory agreement between FAV and (WAM, on behalf of the Franklin OnChain U.S. Government Money Fund (Fund) for an initial two-year period effective May 18, 2026 (Sub-Advisory Agreement).  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the Sub-Advisory Agreement.

The Board reviewed and considered information provided by FAV at the Meeting with respect to the Sub-Advisory Agreement. The Board also reviewed and considered the factors it deemed relevant in approving the Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by WAM; and (ii) the costs of the services to be provided by WAM. The Board further reviewed and considered information provided by management showing the expected impact of hiring WAM on FAV’s profitability consistent with the Order (as defined below). The Board also considered that management proposed that the Board approve the Sub-Advisory Agreement to enable the Fund to leverage WAM’s institutional investment expertise to enhance yield and strengthen the Fund’s institutional liquidity capabilities through active use of duration and relative value positioning. The Board reviewed and further considered the form of the Sub-Advisory Agreement and the terms of the Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the Sub-Advisory Agreement were substantially similar to the terms and conditions of sub-advisory agreements previously approved by the Board for other series of the Franklin Templeton fund complex sub-advised by WAM.

In approving the Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined, through the exercise of its business judgment, that the hiring of WAM is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which FAV or WAM derives an inappropriate advantage. The Board also determined, through the exercise of its business judgment, that the terms of the Sub-Advisory Agreement are fair and reasonable. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by WAM and its affiliates to the Fund and its shareholders. In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to an exemptive order (Order) granted to FAV by the U.S. Securities and Exchange Commission, whereby FAV and the Fund may, without shareholder approval, enter into, replace and amend sub-advisory agreements with sub-advisors that are indirect or direct wholly owned subsidiaries of (FRI. In particular, with respect to WAM, the Board took into account that the Fund’s current portfolio management team will be replaced with a portfolio management team from WAM, who have extensive experience managing large-scale institutional liquidity portfolios. The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by WAM to the Fund and its shareholders under the Sub-Advisory Agreement; WAM’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of WAM and WAM’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds. The Board noted the financial position of FRI, the parent of FAV and WAM, and its commitment to the registered fund business as evidenced by its continued reassessment of the fund offerings in response to FT acquisitions and the market environment, as well as project initiatives and capital investments relating to the services provided to the Fund by the FT organization. The Board specifically noted FT’s commitment to technological innovation and advancement, including its initiative to create a new enterprise-wide artificial intelligence platform.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by WAM to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of and conclusions made regarding the performance results of the Fund in connection with the May 2025 annual contract renewal (Annual Contract Renewal) of the Fund’s investment management agreement and at regular Board meetings throughout the year. The Board further noted that there was no performance of WAM to evaluate with respect to the Fund as WAM had not yet provided any services to the Fund.

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fees to be charged by WAM. The Board noted that the investment sub-advisory fees will have no impact on the amount of management fees that are currently paid by the Fund as WAM will be paid by FAV out of the management fee that FAV receives from the Fund. The Board further noted that the allocation of the fees to WAM reflected the apportionment of services to be provided and responsibilities between FAV and WAM. The Board concluded that the proposed investment sub-advisory fees to be paid to WAM are reasonable.

Management Profitability and Economies of Scale

The Board noted management’s representation that FAV’s profitability is not expected to materially change as a result of the addition of the services to be provided by WAM pursuant to the Sub-Advisory Agreement. The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal had not changed as a result of the proposal to approve the Sub-Advisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the Sub-Advisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager

FAV currently serves as the Fund’s investment manager pursuant to an investment management agreement dated April 6, 2021 between the Trust, on behalf of the Fund, and FAV (the “Management Agreement”). The Management Agreement was initially approved by the Board, including the Independent Trustees, on November 21, 2019 and most recently renewed on May 28, 2026. FAV’s principal offices are located at One Franklin Parkway, San Mateo, California 94403-1906. FAV is a wholly owned subsidiary of FRI. Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT WAM.”

The Trustees who are interested persons of FAV or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by FAV and its affiliates from the Fund.

The Trust employs FAV to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the direction of the Board. Under the Management Agreement, FAV has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities. FAV also may place orders for the execution of the Fund’s securities transactions. In addition, FAV has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, FAV has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays FAV a management fee in cash based upon a percentage of the value of the Fund’s net assets. Pursuant to the investment management agreement approved by the board of trustees, the Fund pays FAV a fee equal to an annual rate of 0.15% of the value of the Fund’s daily net assets. The fee is calculated daily and paid monthly according to the terms of the management agreement.

FAV has contractually agreed to waive fees and/or reimburse operating expenses (excluding certain non-routine expenses or costs, such as those relating to litigation, indemnification, reorganizations and liquidations) for the Fund so that the ratio of total annual fund operating expenses will not exceed 0.20%. This arrangement is expected to continue until July 31, 2027. For the fiscal year ended March 31, 2026, the investment management fees paid by the Fund before waivers totaled $1,164,339.

FAV, not the Fund, compensates WAM for sub-advisory services rendered to the Fund out of the management fee paid by the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906. FT Services is an indirect, wholly owned subsidiary of FRI and is an affiliate of FAV and the Fund’s principal underwriter. FAV pays FT Services a monthly fee equal to 105% of the internal costs incurred by FT Services for providing administrative services to the Fund. FAV also reimburses FT Services for fees paid by FT Services to any third-party service provider for sub-administration and other services contemplated by the agreement between FAV and FT Services. The fee is paid by FAV and is not an additional expense of the Fund. JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, has an agreement with FT Services to provide certain sub-administrative services for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC, One Franklin Parkway, San Mateo, California 94403-1906.

The Transfer Agent

The transfer agent and dividend-paying agent for the Fund is Franklin Templeton Investor Services, LLC, located at 100 Fountain Parkway, St. Petersburg, Florida 33716.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual financial statements or report to shareholders, are available free of charge. To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares of the Fund as of July 24, 2026, are 734,741,228.95

The outstanding shares and classes of the Fund as of July 24, 2026, are set forth in Exhibit C. To the knowledge of the Fund’s management, as of July 24, 2026, there were no other entities, except as set forth in Exhibit C, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of July 24, 2026, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of each class of the Fund. The board members may own shares in other funds in Franklin Templeton.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Sub-Advised by WAM

Name of Comparable Fund	Net Assets of Fund (as of July 31, 2026)	Investment Management/Sub-Advisory Fee (annually, as a % of average daily net assets)	Investment Management/Sub-Advisory Fee Waived, Reduced or Compensation Otherwise Reduced? (Yes/No)
Western Asset Institutional Government Reserves	$11,579,501,934	FAV pays WAM a fee equal to 70% of the management fee paid to the Manager by the Fund, net of any waivers and expense reimbursements.	Yes
Government Portfolio	$28,194,473,686	FAV pays WAM a fee equal to 70% of the management fee paid to the Manager by the Portfolio, net of any waivers and expense reimbursements.	Yes
Western Asset Government Reserves	$4,350,844,676	FAV pays WAM a fee equal to 70% of the management fee paid to the Manager by the Fund, net of any waivers and expense reimbursements.	Yes
Western Asset Premier Institutional Government Reserves	$7,142,434,788	FAV pays WAM a fee equal to 70% of the management fee paid to the Manager by the Fund, net of any waivers and expense reimbursements.	Yes

EXHIBIT B

SUB-ADVISORY AGREEMENT

FRANKLIN TEMPLETON TRUST

On behalf of

FRANKLIN ONCHAIN U.S. GOVERNMENT MONEY FUND

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), effective as of May 18, 2026, is made between FRANKLIN ADVISERS, INC., a California corporation (“FAV”), and WESTERN ASSET MANAGEMENT COMPANY, LLC, a California limited liability company (“Sub-Adviser”).

WITNESSETH

WHEREAS, FAV and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, FAV, pursuant to an investment management agreement (“Investment Management Agreement”), has been retained to render investment advisory, management and administrative services to Franklin OnChain U.S. Government Money Fund (the “Fund”), a series of Franklin Templeton Trust (the “Trust”), an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, FAV desires to retain Sub-Adviser to render certain investment advisory, research, advice, management, supervision and other related services to the Fund pursuant to the terms and provisions of this Agreement, and Sub-Adviser is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. FAV hereby retains Sub-Adviser, and Sub-Adviser hereby accepts such engagement, to furnish certain investment advisory, research, advice, management, supervision and other related services with respect to the assets of the Fund allocated to the Sub-Adviser, as more fully set forth herein (the “Allocated Assets”).

(a) Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board” or “Trustees”) and to the instructions and supervision of FAV, Sub-Adviser agrees to provide investment advisory, research, advice, management and supervision services and to furnish a continuous investment program for the Allocated Assets and perform such other functions of investment management and supervision as may be directed by the Board. The Sub-Adviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets, subject to such direction as the Board may provide.

(b) The Sub-Adviser shall place all purchase and sale orders with respect to the Allocated Assets.

(c) Unless otherwise instructed by FAV or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by FAV or by the Board, Sub-Adviser shall report daily all transactions effected by Sub-Adviser on behalf of the Fund to FAV and to other entities as reasonably directed by FAV or the Board.

(d) For the term of this Agreement, Sub-Adviser shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

(e) The Sub-Adviser, at its expense, shall supply the Board, the officers of the Trust, and FAV with all information and reports reasonably required by them and reasonably available to the Sub-Adviser relating to the services provided by the Sub-Adviser hereunder.

(f) In performing its services under this Agreement, Sub-Adviser shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Agreement and Declaration of Trust, and to the investment guidelines most recently established by FAV and disclosed to the Sub-Adviser, and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the applicable provisions of the United States Internal Revenue Code of 1986, as amended.

(g) The Sub-Adviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Sub-Adviser believes are appropriate or desirable in performing its duties under this Agreement.

(h) In carrying out its duties hereunder, Sub-Adviser shall comply with all reasonable instructions of FAV in connection with the Fund.

(i) FAV shall cause the Sub-Adviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. FAV shall furnish the Sub-Adviser with such other documents and information with regard to Fund’s affairs as the Sub-Adviser may from time to time reasonably request.

(j) Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Sub-Adviser who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Sub-Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Sub-Adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Sub-Adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Fund’s and Sub-Adviser’s policies and procedures as presented to the Board from time to time.

2. In performing the services described above, Sub-Adviser shall seek to obtain best execution, but shall have no obligation to seek the lowest commission cost to the Fund. Sub-Adviser may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information and consistent with the Fund’s and Sub-Adviser’s policies and procedures, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or Sub-Adviser’s overall responsibilities with respect to accounts managed by Sub-Adviser. Sub-Adviser may use for the benefit of its other clients any such brokerage and research services that Sub-Adviser obtains from brokers or dealers. To the extent authorized by applicable law, Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

(a) FAV shall pay to Sub-Adviser a monthly fee in U.S. dollars equal to the net investment advisory fee payable by the Fund to FAV (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by Sub-Adviser during the preceding month.

For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to FAV shall equal (i) 96% of an amount equal to the total investment management fees payable to FAV, minus any Fund fees and/or expenses paid, waived or reimbursed by FAV, minus (ii) any fees payable by FAV to Franklin Templeton Services, LLC for fund administrative services.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by FAV relating to the previous month.

(b) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

3. It is understood that the services provided by Sub-Adviser are not to be deemed exclusive. FAV acknowledges that Sub-Adviser may have investment responsibilities, render investment advice to, or perform other investment advisory services for other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). FAV agrees that Sub-Adviser may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, Sub-Adviser may use information furnished by others to FAV and Sub-Adviser in providing services to such Clients.

4. To the extent permitted by any exemptive orders or SEC staff no-action letters applicable to the Fund, the Sub-Adviser may, at its expense, delegate to any other one or more companies that the Sub-Adviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of the Sub-Adviser’s duties under this Agreement, provided in each case the Sub-Adviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Sub-Adviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with and meet all applicable requirements of the 1940 Act.

5.  Sub-Adviser agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6. During the term of this Agreement, Sub-Adviser will pay all expenses in connection with the services to be provided by it under this Agreement. For the avoidance of doubt, those costs do not include brokerage, custodial, transfer agent, transaction, audit, accounting, legal and other costs incurred by the Fund. The Fund and FAV will be responsible for all of their respective expenses and liabilities, including, without limitation, advisory fees, distribution fees, interest, taxes, governmental fees and other Fund related expenses.

7. Sub-Adviser shall, unless otherwise expressly provided and authorized, have no authority to act for or represent FAV or the Fund in any way, or in any way be deemed an agent for FAV or the Fund. Notwithstanding the foregoing, the Sub-Adviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

8. This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party in accordance with the 1940 Act and any rules, interpretations or orders thereunder, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trustees as a whole.

9. (a) Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to FAV and Sub-Adviser, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by FAV or Sub-Adviser upon not less than sixty (60) days’ written notice to the other party.

(b) This Agreement shall terminate automatically in the event of any assignment thereof and in the event of any termination or assignment of the Investment Management Agreement between FAV and the Fund. (“Assignment” has the meaning set forth in the 1940 Act.)

10. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or the performance of its duties hereunder on the part of Sub-Adviser, neither Sub-Adviser nor any of its directors, officers, employees or affiliates shall be subject to liability to FAV, the Trust or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may arise out of any investment or that may be sustained in the purchase, holding or sale of any security or investment by the Fund.

(b) Subject to paragraph 10(a), to the extent that FAV is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by Sub-Adviser pursuant to authority delegated as described in Paragraph 1(a), Sub-Adviser shall indemnify FAV and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) and hold them harmless from, against, for and in respect of all direct losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

(c) No provision of this Agreement shall be construed to protect any director or officer of FAV or Sub-Adviser from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

11. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. Sub-Adviser further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

12. Upon termination of Sub-Adviser’s engagement under this Agreement or at the Fund’s direction, Sub-Adviser shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of Sub-Adviser and relate directly and exclusively to the performance by Sub-Adviser of its obligations under this Agreement; provided, however, that Sub-Adviser shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case Sub-Adviser shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or Sub-Adviser’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

13. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

14. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, and shall be effective upon receipt. Notices and communications shall be given:

(i) to FAV:

One Franklin Parkway

San Mateo, CA 94403-1906

(ii) to Sub-Adviser:

385 E. Colorado Blvd

Pasadena, CA 91101

15. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

16. Sub-Adviser acknowledges that it has received notice of and accepts the limitations of the Trust’s liability as set forth in its Agreement and Declaration of Trust. Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and that Sub-Adviser shall not seek satisfaction of any such obligation from any shareholder, trustee, officer, employee or agent of the Trust.

17. Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on April 23, 2026.

FRANKLIN ADVISERS, INC.

By: /s/ Thomas C. Merchant

Name: Thomas C. Merchant

Title: Chief Legal Officer

WESTERN ASSET MANAGEMENT COMPANY, LLC

By: /s/Matt Jones

Name: Matt Jones

Title: Head of Liquidity Distribution

EXHIBIT C

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of the Fund as of July 24, 2026

Name and Address of Account	Share Amount	Percentage of Class (%)
Stellar Development Foundation 475 Brannan St Ste 400 San Francisco CA 94107	206,163,847.28	28.06%
Franklin Distributors, LLC Corporate Treasury 920/1 One Franklin Parkway San Mateo CA 94403-1906	117,290,221.21	15.96%
Franklin Advisors, Inc. One Franklin Pkwy Corp Treasury 920/1 San Mateo CA 94403-1906	116,319,402.99	15.83%
ONDO I LP 500 W Putnam Ave Ste 400 Greenwich CT 06830	77,197,150.48	10.51%
Johnson Family TR DTD 06/29/99 1220 S Ocean Blvd Palm Beach FL 33480-5016	54,420,235.51	7.41%

*Shareholders who beneficially own 25% or more of the outstanding shares of the Fund or who are otherwise deemed to “control” the Fund may be able to significantly influence the outcome of matters submitted to a vote of the Fund’s shareholders.

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